UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

The Certo Group Corp.
(Exact name of registrant as specified in its charter)

Delaware	002-99080	11-2820379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Circle Drive North, Building 112, Piscataway, New Jersey 08854
(Address of principal executive offices) (Zip Code)

(732) 356-9555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Some of the information in this Current Report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words.  These forward-looking statements may also use different phrases.  These forward-looking statements are not historical in nature and include statements that reflect, when made, views with respect to the current events and circumstances of The Certo Group Corp. and its subsidiaries.  All such forward-looking statements are and will be subject to numerous risks, uncertainties and factors relating to The Certo Group Corp.’s and its subsidiaries’ operations and business environment, many of which are beyond its control, which could cause actual results to differ materially from any results expressed or implied by such statements.

Factors that could cause actual results to differ materially include, without limitation:

•	the ability of The Certo Group Corp. and its subsidiaries, either individually or taken as a whole, to continue to operate as a going concern;

•	the timing of the completion of the Collateral Sale (as defined hereinbelow);

•	other uncertainties regarding the Collateral Sale, including the ability of the seller to obtain reasonable, fair or any value therefor;

•	whether the proceeds from the Collateral Sale will be sufficient to repay in full amounts owed by The Certo Group, L.L.C. under the Secured Line (as defined hereinbelow);

•
whether The Certo Group Corp. and its subsidiaries will, after the Collateral Sale, be able or allowed to perform their obligations under existing food service contracts that form a part of the assets that may be sold in the Collateral Sale;

•	whether The Certo Group Corp. will, after the Collateral Sale, be able to recognize any revenue from, and receive payments under, such contracts;

•	whether revenues that may ultimately be received from such contracts, if any, would be sufficient to fund the business plan, operations and capital needs of The Certo Group Corp. and its subsidiaries;

•	potential adverse publicity surrounding the events and circumstances described in this Current Report;

•
the ability of The Certo Group Corp. and its subsidiaries to obtain and maintain adequate relationships with its creditors, lenders, vendors and other persons or entities with whom they conduct their business;

•	the potential adverse impact of the events and circumstances described herein on The Certo Group Corp. and its subsidiaries, and their liquidity or results of operations;

•	the outcome of legal or other proceedings to which The Certo Group Corp. or its subsidiaries are or may become a party; and

•	other risks described in The Certo Group Corp.’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

These statements speak only as of the date of this Current Report, and The Certo Group Corp. disclaims any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law.

Similarly, these and other factors can affect the value of The Certo Group Corp.’s existing common stock or other securities.  There has been no determination, and no assurance can be given, as to what values, if any, will be ascribed to these securities.  Accordingly, The Certo Group Corp. urges that the appropriate caution be exercised with respect to existing and future investments in these securities.

Item 1.01    Entry into a Material Definitive Agreement.

On December 10, 2007, The Certo Group, L.L.C. (“Certo LLC”), a New Jersey limited liability company and a wholly owned subsidiary of The Certo Group Corp. (the “Company”), assigned and surrendered to Pafco Investments, L.L.C. (“Pafco”) all of Certo LLC’s right, title and interest in and to Certo LLC’s existing and after-acquired accounts, accounts receivable, contract rights, rights of payment, chattel paper, instruments, documents, inventory, equipment and general intangibles, and all proceeds of or insurance proceeds as to any of the foregoing (collectively, the “Collateral”), pursuant to an Assignment of Collateral and Surrender of Possession (the “Assignment”).  Certo LLC has been authorized by Pafco to continue to use the Collateral, so as to maintain its value, as the agent for Pafco, pending notice and sale of the Collateral (the “Collateral Sale”) in a proceeding contemplated by the New Jersey Uniform Commercial Code (the “NJUCC”).

The Assignment was entered into as a result of Certo LLC’s default under a Line of Credit Agreement, a Promissory Note and a Security Agreement, each dated January 31, 2005, and other related agreements, instruments and documents (collectively, the “Secured Line”).  Under the Secured Line, Pafco agreed to lend Certo LLC up to $1.25 million at a rate of interest of prime plus 7.5%.  Until March 1, 2007, Certo LLC was required to make payments of interest on amounts borrowed under the Secured Line; after that date, monthly payments of $30,000 were required through January 31, 2010, at which time the unpaid balance under the Secured Line would become due and payable.  Certo LLC’s obligations under the Secured Line were secured by Certo LLC’s interest in the Collateral and were personally guaranteed by Dominic Certo, the Company’s President and Chief Executive Officer, and certain other entities owned or controlled by Mr. Certo.  As of January 16, 2008, the total amount of principal and interest due and payable under the Secured Line was approximately $1.6 million.

The Company expects that the Collateral Sale will occur in January or February 2008.  After the Collateral Sale, the Company may be permitted to continue to provide food services to its clients under its existing food service contracts.  However, there can be no assurance that the Company will be able or permitted to do so after the Collateral Sale, or that, if permitted to do so, the Company would receive payment under such contracts sufficient to meet all of its existing and future obligations and other ongoing operating, capital and other financial requirements.

Under the terms of the Secured Line, Certo LLC is responsible for paying all costs and expenses of Pafco in collection of amounts due, and to enforce Pafco’s rights under, the Secured Line, including expenses incurred in connection with the sale of the Collateral and all Pafco’s reasonable attorneys’ fees and legal expenses.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.01.

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.04.

On December 3, 2007, Pafco notified the Company that Certo LLC was in default of its obligations to repay amounts due and payable to Pafco under the Secured Line.  Under the terms of the Secured Line, the notice of default provides Pafco with certain specified rights and remedies under the Secured Line and the NJUCC respect to the assets of Certo LLC.  The Company, Certo LLC, and other of the Company’s subsidiaries may also be parties to other agreements or commitments that contain default provisions which have been or may be triggered by this default.

Item 2.05    Costs Associated with Exit or Disposal Activities.

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.05.

At this time, the Company is unable to determine either the amount, or range of amounts, of costs expected to be incurred in connection with the Collateral Sale (in whole or as to any major type of cost), or an amount, or range of amounts, of any costs that will result in future cash expenditures.

Item 9.01    Financial Statements and Exhibits.

	(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.		Description of Exhibit

2.1		Assignment of Collateral and Surrender of Possession, dated December 10, 2007, between The Certo Group, L.L.C. and Pafco Investments, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2008

THE CERTO GROUP CORP.

By:	/s/ Dominic Certo
Name:	Dominic Certo
Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Assignment of Collateral and Surrender of Possession, dated December 10, 2007, between The Certo Group, L.L.C. and Pafco Investments, L.L.C.

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